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                                                                    Exhibit 21.1

                  SUBSIDIARIES OF JUPITER COMMUNICATIONS, INC.
                              AS OF MARCH 20, 2000

     Intelligence SE AB (Sweden)

     New Media Holdings PTY, Ltd. (Australia)

     IRG Acquisition Corp. (California)

     Note: Jurisdiction of incorporation noted in parentheses